Exhibit 99.1

Simulations Plus Reports Second Quarter Fiscal 2022 Financial Results

Total revenue growth of 13%; Software revenue growth of 25%; Diluted Earnings Per Share (EPS) growth of 40%

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, April 6, 2022 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation software and services for pharmaceutical safety and efficacy, today reported financial results for its second quarter of fiscal 2022, ended February 28, 2022.

“We generated solid revenue growth, improved margins and strong EPS growth during the second quarter, demonstrating the health of our business and the operating leverage in our model,” said Shawn O’Connor, chief executive officer of Simulations Plus. “Our software business continued its rapid expansion and our services business generated strong bookings and backlog growth with a large pipeline of opportunities.”

“We delivered double-digit revenue increases across our three major software platforms as a result of our increased upsell efforts and the addition of 18 new customers,” added Mr. O’Connor. “MonolixSuite® revenue was especially strong, with 43% growth, and is now our second-highest selling software product. The 25% growth in our software business offset the 5% decline in our services business this quarter and software revenue is now contributing over 60% of our revenue. The results represent an encouraging first half of the fiscal year and demonstrate that we are on-pace to achieve our full-year goals.”

Second Quarter Fiscal 2022 Financial Highlights (compared with the corresponding period last fiscal year):

•	Total revenue increased 13% to $14.8 million;
•	Software revenue increased 25% to $9.8 million, representing 66% of total revenue;
•	Services revenue declined 5% to $5.0 million, representing 34% of total revenue;
•	Gross profit increased 17% to $12.0 million; gross margin was 81%;
•	Net income and diluted EPS of $4.4 million and $0.21 compared to $3.2 million and $0.15, respectively;
•	Adjusted EBITDA of $7.2 million, representing 48% of total revenue.

YTD Financial Highlights (compared with the corresponding period last fiscal year):

•	Total revenue increased 14% to $27.2 million;
•	Software revenue increased 23% to $17.1 million, representing 63% of total revenue;
•	Services revenue increased 2% to $10.1 million, representing 37% of total revenue;
•	Gross profit increased 17% to $21.6 million; gross margin was 79%;
•	Net income and diluted EPS of $7.4 million and $0.36 compared to $5.7 million and $0.27, respectively;
•	Adjusted EBITDA of $12.4 million, representing 46% of total revenue.

Mr. O’Connor concluded, “Our performance was in line with our guidance during the first half of fiscal 2022. As we look to the second half of the year, we expect our software business to continue to deliver strong performance, combined with improved results in our services business. As a result, we remain confident in achieving our 10-15% revenue guidance for the full-year driven by a positive mix shift towards our higher-margin software offerings.”

Quarterly Dividend

The company’s Board of Directors declared a cash dividend of $0.06 per share of the company’s common stock, payable on May 2, 2022, to shareholders of record as of April 25, 2022. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

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Environmental, Social, and Governance (ESG)

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our ESG Report.

Webcast and Conference Call Details

Shawn O’Connor, chief executive officer, and Will Frederick, chief financial officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss details of the company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by dialing 1-201-389-0879. The webcast will be available on our website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

Non-GAAP Definition

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, and any acquisition or financial transaction-related expenses. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. The company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items.

About Simulations Plus

Serving clients worldwide for 25 years, Simulations Plus is a leading provider in the biosimulation market providing software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on Twitter | LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:

Renee Bouche

Simulations Plus Investor Relations

661-723-7723

renee.bouche@simulations-plus.com

Brian Siegel

Hayden IR

346-396-8696

brian@haydenir.com

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended February 28,		Six months ended February 28,
(in thousands, except per common share amounts)	2022	2021	2022	2021

Revenue
Software	$9,758	$7,827	$17,120	$13,975
Services	5,038	5,320	10,093	9,873
Total revenue	14,796	13,147	27,213	23,848
Cost of revenue
Software	780	836	1,515	1,647
Services	2,050	2,075	4,071	3,697
Total cost of revenue	2,830	2,911	5,586	5,344
Gross profit	11,966	10,236	21,627	18,504
Operating expenses
Research and development	902	1,292	1,784	2,101
Selling, general and administrative	5,584	5,458	10,572	9,866
Total operating expenses	6,486	6,750	12,356	11,967

Income from operations	5,480	3,486	9,271	6,537

Other income (expense), net	53	(63)	118	(118)

Income before income taxes	5,533	3,423	9,389	6,419
Provision for income taxes	(1,124)	(212)	(1,954)	(729)
Net Income	$4,409	$3,211	$7,435	$5,690

Earnings per share
Basic	$0.22	$0.16	$0.37	$0.28
Diluted	$0.21	$0.15	$0.36	$0.27

Weighted-average common shares outstanding
Basic	20,177	20,006	20,164	19,968
Diluted	20,745	20,842	20,738	20,786

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(38)	(4)	(275)	(4)
Comprehensive income	$4,371	$3,207	$7,160	$5,686

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(In thousands, except share and per share amounts)	February 28, 2022	August 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$60,373	$36,984
Accounts receivable, net of allowance for doubtful accounts of $12 and $78	15,039	9,851
Prepaid income taxes	449	1,012
Prepaid expenses and other current assets	3,573	4,846
Short-term investments	64,192	86,620
Total current assets	143,626	139,313
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $15,062 and $14,438	8,529	7,646
Property and equipment, net	634	1,838
Operating lease right of use asset	1,653	1,276
Intellectual property, net of accumulated amortization of $7,231 and $6,516	9,754	10,469
Other intangible assets, net of accumulated amortization of $2,475 and $2,186	7,877	6,464
Goodwill	12,921	12,921
Other assets	50	51
Total assets	$185,044	$179,978

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$414	$387
Accrued payroll and other expenses	2,220	5,604
Contracts payable - current portion	4,793	4,550
Operating lease liability, current portion	336	382
Deferred revenue	1,241	651
Total current liabilities	9,004	11,574

Long-term liabilities
Deferred income taxes, net	2,150	1,726
Operating lease liability	1,314	896
Total liabilities	12,468	14,196

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	–	–
Common stock, $0.001 par value and additional paid-in capital — 50,000,000 shares authorized, 20,181,784 and 20,141,521 shares issued and outstanding	135,472	133,418
Retained earnings	37,422	32,407
Accumulated other comprehensive loss	(318)	(43)
Total shareholders' equity	172,576	165,782
Total liabilities and shareholders' equity	$185,044	$179,978

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SIMULATIONS PLUS, INC.

Trended Financial Information*

(Unaudited)

	2021				2022		2021	2022
(in millions except earnings per share amounts)	Q1	Q2	Q3	Q4	Q1	Q2	Fiscal Year	Fiscal YTD
Software revenue
Gastroplus	$3.3	$4.5	$5.4	$3.1	$4.0	$5.5	$16.3	$9.4
MonolixSuite	1.2	1.6	0.9	0.8	$1.6	$2.2	4.4	$3.8
ADMET Predictor	1.2	1.2	1.5	1.2	$1.5	$1.4	5.0	$2.9
Other	0.5	0.6	0.5	0.3	$0.3	$0.7	1.9	$1.0
Total software revenue	$6.2	$7.8	$8.3	$5.4	$7.4	$9.8	$27.7	$17.1
Services revenue
PKPD	$2.2	$2.6	$1.9	$2.3	$2.3	$2.2	$9.1	$4.5
QSP/QST	1.1	1.7	1.2	1.1	$1.5	$1.5	5.1	$3.0
PBPK	0.6	0.9	0.7	0.7	$0.9	$0.9	3.0	$1.8
Other	0.5	–	0.6	0.3	$0.3	$0.4	1.4	$0.8
Total services revenue	$4.5	$5.3	$4.4	$4.4	$5.0	$5.0	$18.8	$10.1
Total consolidated revenue	$10.7	$13.1	$12.8	$9.8	$12.4	$14.8	$46.5	$27.2

Gross Margin
Software	86.9%	89.0%	90.0%	85.0%	90.0%	92.0%	88.0%	91.2%
Services	63.9%	61.0%	63.0%	55.0%	60.0%	59.3%	61.0%	59.7%
Total	77.3%	77.9%	80.7%	71.7%	77.8%	80.9%	77.2%	79.5%

Income from operations	$3.1	$3.5	$4.5	$0.2	$3.8	$5.5	$11.3	$9.3
Operating Margin	28.5%	26.6%	35.6%	1.8%	30.6%	37.0%	24.2%	34.1%
Net Income	$2.5	$3.2	$3.8	$0.3	$3.0	$4.4	$9.8	$7.4
Diluted Earnings Per Share	$0.12	$0.15	$0.18	$0.01	$0.15	$0.21	$0.47	$0.36
Adjusted EBITDA	$4.3	$5.0	$5.9	$1.7	$5.3	$7.2	$16.9	$12.4
Cash Flow from Operations	$5.3	$1.3	$4.3	$8.3	$3.6	$2.6	$19.2	$6.2

Revenue Breakdown by Region
Americas	$7.1	$8.7	$9.7	$7.1	$8.5	$9.7	32.5	$18.2
EMEA	2.5	3.1	1.5	0.9	3.0	3.7	7.9	6.7
Asia Pacific	1.1	1.4	1.7	1.8	0.9	1.4	6.0	2.3
Total consolidated revenue	$10.7	$13.1	$12.8	$9.8	$12.4	$14.8	$46.6	$27.2

Software Performance Metrics
Average Revenue per Customer (in thousands)
Commercial	$74.0	$84.0	$98.0	$65.0	$71.0	$101.0

Services Performance Metrics
Backlog	$12.0	$11.2	$12.4	$13.0	$15.4	$17.0

*Numbers may not add due to rounding

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SIMULATIONS PLUS, INC.

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	2021				2022		2021	2022
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Fiscal Year	Fiscal YTD
Net Income	$2.5	$3.2	$3.8	$0.3	$3.0	$4.4	$9.8	$7.4
Excluding:
Interest income and expense, net	(0.1)	(0.0)	(0.0)	(0.0)	(0.1)	(0.1)	(0.2)	(0.1)
Provision for income taxes	0.5	0.2	0.7	(0.1)	0.8	1.1	1.3	2.0
Depreciation and amortization	0.9	0.9	0.9	1.0	0.8	1.0	3.6	1.8
Stock-based compensation	0.5	0.7	0.6	0.6	0.6	0.7	2.4	1.3

Adjusted EBITDA	$4.3	$5.0	$5.9	$1.7	$5.3	$7.2	$16.9	$12.4

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